EXHIBIT 5

                                VOTING AGREEMENT

                  VOTING AGREEMENT, dated as of June 29, 2001 (this "Voting Agreement"), between Z-Tel Technologies, Inc., a corporation organized under the laws of Delaware (the "Company") and each stockholder of the Company who executes the signature page to this Voting Agreement or a counterpart copy thereof (collectively, the "Stockholders").

                  WHEREAS, pursuant to the Stock and Warrant Purchase Agreement, dated June 29, 2001 (the "Investment Agreement"), among the Company, The 1818 Fund III, L.P. (the "Fund"), and certain additional investors listed therein (the "Additional Investors" and, together with the Fund, the "Investors"), the Investors have agreed severally to purchase shares of the Company's 12% Junior Redeemable Convertible Preferred Stock, Series G, par value $.01 per share, (the "Series G Junior Preferred");

                  WHEREAS, certain rights of the Series G Junior Preferred are contingent upon approval of the Company's stockholders; and

                  WHEREAS, the Company intends to submit the terms of the Series G Junior Preferred and the issuance thereof and the terms of the Investment Agreement and the transactions contemplated thereby (collectively, the "Transaction") to a vote of the Company's stockholders; and

                  WHEREAS, each Stockholder has the Power to Vote (as defined below) at least those shares of Company Stock (as defined below) identified opposite such Stockholder's signature to this Voting Agreement; and

                  WHEREAS, in order to induce the Company and the Investors to enter into the Investment Agreement, the parties to this Voting Agreement are willing to agree to vote their respective Voteable Shares (as defined below) in favor of the Transaction.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1.       DEFINED TERMS.

                  (a) The term "COMPANY STOCK" means the Company's common stock, par value $.01 per share ("Common Stock"), the Company's Series D Convertible Preferred Stock ("Series D Preferred Stock"), and the Company's 8% Convertible Preferred Stock, Series E ("Series E Preferred Stock").

                  (b) The term "POWER TO VOTE" means, as to any Company Stock, the power or legal authority (whether by proxy, on an as-converted basis by reason of ownership of the Company's preferred stock or otherwise) to vote, or cast the votes entitled to be cast by, for or with respect to, such Company Stock.

                  (c)      The term "VOTEABLE SHARE" means:

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                           (i)      with respect to any Stockholder, (1) any
         share of Company Stock that such Stockholder has the Power to Vote on the date hereof, (2) any share of Company Stock as to which such Stockholder acquires the Power to Vote after the execution of this Voting Agreement, and (3) any share referred to in the preceding clauses (1) and (2) that such Stockholder transfers to any affiliate of such Stockholder after the date of this Voting Agreement (except to the extent that such Stockholder was required to make such transfer and no longer has the Power to Vote such share); and

                           (ii) with respect to the Company, any share of Company Stock, if any, that the Company has the Power to Vote;

         provided, however, that the term "Voteable Share" does not include any share of Series G Junior Preferred; and

         provided further, however, that, with respect to any Stockholder or the Company, Voteable Shares do not include any share of Company Stock (i) that is held by a person other than a Stockholder, and (ii) as to which such Stockholder is subject to voting instructions given by such other person.

         2.       REPRESENTATIONS OF STOCKHOLDERS AND THE COMPANY.

                  Each of the Stockholders and the Company, severally and not jointly, represents that (i) it is the record and beneficial holder of (or otherwise has the Power to Vote) those shares of Company Stock identified opposite such party's signature to this Voting Agreement; (ii) it has full legal power, authority and right to make, enter into and carry out the terms of this Voting Agreement; and (iii) this Voting Agreement has been duly executed and delivered by it, and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         3.       AGREEMENT TO VOTE SHARES.

                  (a) Each party to this Voting Agreement hereby agrees to vote all its Voteable Shares at every meeting of shareholders of the Company at which the Transaction is considered and at every adjournment thereof, including the meeting contemplated by the Investment Agreement, and whether in connection with a vote of all shares or a vote of any series or class of shares voting separately, or any consent in lieu thereof (i) in favor of adoption and approval of the Transaction and (ii) against any action or agreement that would compete with, impede, or interfere with the adoption and approval of the Transaction.

                  (b) Each Stockholder severally agrees that it will not transfer any Voteable Shares prior to the termination of this Voting Agreement unless the transferee has agreed in writing with or expressly or the benefit of all the parties to this Voting Agreement to vote the transferred Voteable Shares as provided in Section 3(a) hereof.

Voting Agreement                                                          Page 2

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         4.       TERMINATION. This Voting Agreement and all the obligations of the parties hereunder shall terminate upon the earliest to occur of (i) the Stockholder Approval Certification Date (as that term is defined in the Certificate of Designation with respect to the Series G Junior Preferred filed with the Secretary of State of the State of Delaware) or (ii) December 31, 2001.

         5.       MISCELLANEOUS.

                  (a) NO INCONSISTENT AGREEMENTS. Each party to this Voting Agreement severally represents and warrants that such party has not, and will not hereafter and prior to termination of this Voting Agreement, enter into any agreement with respect to any Company Stock that is inconsistent with the rights granted and obligations imposed by this Voting Agreement or otherwise conflicts with the provisions hereof.

                  (b) SPECIFIC PERFORMANCE. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to any other party if a party hereto fails to comply with any of the obligations imposed by this Voting Agreement, that every such obligation is material and that, in the event of any such failure, the other parties will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief. This Voting Agreement is for the benefit of, and shall be enforceable at law and in equity by, every party to this Voting Agreement.

                  (c) AMENDMENTS AND WAIVERS. This Voting Agreement may not be amended except by an instrument in writing signed by all parties hereto.

                  (d) NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                           if to the Fund at the following address:

                                    The 1818 Fund III, L.P.
                                    c/o Brown Brothers Harriman & Co.
                                    59 Wall Street
                                    New York, New York 10005
                                    Telecopier No.:  (212) 493-8429
                                    Attention: Lawrence C. Tucker

Voting Agreement                                                          Page 3

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                           with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York 10019-6064
                                    Telecopier No.: (212) 757-3990
                                    Attention: Marilyn Sobel, Esq.

                           if to the Company at the following address:

                                    Z-Tel Technologies, Inc.
                                    6091 South Harbour Island Boulevard
                                    Suite 220
                                    Tampa, Florida 33602
                                    Telecopier No.: (813) 273-6861
                                    Attention:  Jeffrey H. Kupor, Esq.

                           with a copy to:

                                    Trenam Kemker
                                    2700 Bank of America Plaza
                                    Tampa, FL  33602
                                    Fax:  813-229-6553
                                    Attn:  Cary Ross, Esq.

                           if to the Stockholders to the address on the Corporation's record books

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

                  (e) SUCCESSORS AND ASSIGNS. This Voting Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and shall not be assignable by the Stockholders or the Company without the written consent of the Fund, or by the Fund (other than to an affiliate) without the written consent of the Stockholders and the Company.

                  (f) COUNTERPARTS. This Voting Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

                  (g) HEADINGS. The headings in this Voting Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Voting Agreement                                                          Page 4

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                  (h)      GOVERNING LAW. THIS VOTING AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party to this Voting Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Voting Agreement or any agreements or transactions contemplated hereby shall be brought only in the courts of the State of New York located in New York City or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 4(d), such service to become effective 10 days after such mailing.

                  (i) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                  (j) ENTIRE AGREEMENT. This Voting Agreement is intended by the parties to be a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings with respect to such subject matter, other than those set forth or referred to herein. This Voting Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  (k) ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Voting Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                  (l) FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Voting Agreement.

Voting Agreement                                                          Page 5

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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Voting Agreement as of the date first written above.


                                   Z-TEL TECHNOLOGIES, INC.

                                   BY:  /s/ D. Gregory Smith
                                        ---------------------------------------
                                        D. Gregory Smith, President and CEO


                                   THE 1818 FUND III, L.P.
                                   BY:  BROWN BROTHERS HARRIMAN, general partner

                                   BY:  /s/ Lawrence C. Tucker
                                        ---------------------------------------
                                        Lawrence C. Tucker, Partner
                                   4,166,667 Shares of Series E Preferred Stock



Voting Agreement                                                          Page 6

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                                   OTHER INVESTORS:


                                   /s/ D. Gregory Smith
                                   --------------------------------------------
                                   D. Gregory Smith
                                   1,860,800 Shares of Common Stock


                                   G/CJ INVESTMENTS, L.P.
                                   BY:  G/CJ Investments, Inc.,
                                        its general partner

                                   BY:  /s/ D. Gregory Smith
                                        ---------------------------------------
                                        D. Gregory Smith, President
                                   5,472,500 Shares of Common Stock


                                   G/CJ INVESTMENTS, INC.

                                   BY:  /s/ D. Gregory Smith
                                        ---------------------------------------
                                        D. Gregory Smith, President
                                   27,500 Shares of Common Stock


                                   FULMEAD VENTURES LIMITED

                                   BY:  J. Hurley
                                        ---------------------------------------
                                   ITS: Director
                                        ---------------------------------------
                                   2,348,520 Shares of Common Stock
                                   250,000 Shares of Series D Preferred Stock


                                   /s/ Burford H. Ortale
                                   --------------------------------------------
                                   Burford H. Ortale
                                   1,602,403 Shares of Common Stock


                                   SEWANEE Z-TEL PARTNERS, L.P.

                                   BY:  /s/ Burford H. Ortale
                                        ---------------------------------------
                                        Burford H. Ortale
                                   ITS: Chief Manager of GP
                                        ---------------------------------------
                                   1,304,250 Shares of Series D Preferred Stock

Voting Agreement                                                          Page 7

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                                   GRAMERCY Z-TEL, L.P.

                                   BY:  /s/ Laurence S. Grafstein
                                        ---------------------------------------
                                   ITS:
                                        ---------------------------------------
                                   1,041,666 Shares of Series D Preferred Stock


                                   GRAMERCY Z-TEL LLC

                                   BY:  /s/ Laurence S. Grafstein
                                        ---------------------------------------
                                        Laurence S. Grafstein
                                   ITS:
                                        ---------------------------------------
                                   3,074,280 Shares of Common Stock



                                   --------------------------------------------
                                   James A. Kitchen
                                   1,302,973 Shares of Common Stock


                                   /s/ Charles W. McDonough
                                   --------------------------------------------
                                   Charles W. McDonough
                                   747,490 Shares of Common Stock


                                   /s/ Jeffrey A. Bowden
                                   --------------------------------------------
                                   Jeffrey A. Bowden
                                   120,000 Shares of Common Stock

Voting Agreement                                                          Page 8